UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2019

Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SYMC	The Nasdaq Stock Market LLC

Item 2.02.  Results of Operations and Financial Condition

On May 9, 2019, Symantec Corporation (the "Company") issued a press release announcing financial results for the fourth quarter and fiscal year ended March 29, 2019. The Company also posted to its website supplemental financial information. A copy of the press release is furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.01 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02, including Exhibit 99.01 hereto, shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On May 9, 2019, the Company announced the appointment of Richard S. “Rick” Hill, 67 years old, as its interim President and Chief Executive Officer. Mr. Hill has served as a member of the Company’s Board of Directors (the “Board”) since January 2019 and will continue to serve on the Board. Mr. Hill has served as Chairman of the board of directors of Marvell Technology Group Ltd., a semiconductor company, since May 2016 and as a member of the boards of directors of Arrow Electronics, Inc., an electronic components and enterprise computing solutions company, since 2006, Cabot Microelectronics Corporation, a chemical mechanical planarization supplier, since June 2012, and Xperi, an electronic devices development company, since August 2012 and as its Chairman since March 2013. Previously, Mr. Hill served on the boards of directors of several technology companies, including Autodesk, Inc. from March 2016 to June 2018, Yahoo! Inc. from April 2016 to June 2017, Planar Systems, Inc. from June 2013 to December 2015 and LSI Corporation from 2007 to May 2014.  Mr. Hill received a Bachelor of Science degree in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.

On May 9, 2019, Gregory S. Clark resigned from his roles as President and Chief Executive Officer of the Company and from the Board. Immediately following Mr. Clark’s resignation, the Board reduced the number of authorized directors from 13 to 12.

On May 9, 2019, Mr. Hill resigned his membership on the Audit Committee of the Board and Mr. Hill no longer serves on any Board committees.

There are no family relationships between Mr. Hill and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Additionally, the details of Mr. Hill’s compensation have not been determined as of the date hereof.

In connection with Mr. Clark’s resignation, he entered into a Separation Agreement with the Company dated May 7, 2019 which is attached as Exhibit 10.01 hereto and is incorporated herein by reference

Appointment of Chief Financial Officer
On May 9, 2019, the Company also announced that Vincent Pilette accepted an offer to become the Executive Vice President and Chief Financial Officer of the Company effective May 21, 2019 (subject to adjustment under limited circumstances). Mr. Pilette, 47 years old, served as Chief Financial Officer of Logitech from September 2013 to May 2019. From January 2011 through August 2013, he was Chief Financial Officer of Electronics for Imaging, Inc. (EFI), a global technology imaging company. Prior to joining Electronics for Imaging, Mr. Pilette served in a variety of capacities at Hewlett-Packard Company (HP) from 1997 to December 2010, including Vice President of Finance for the Enterprise Server, Storage and Networking Group from January 2009 through December 2010 and Vice President of Finance for the HP Software Group from December 2005 through December 2008. Mr. Pilette has a master’s degree in engineering and business from Université Catholique de Louvain in Belgium and a master’s degree in business administration from Kellogg School of Management at Northwestern University.

A summary of the material terms and conditions of Mr. Pilette’s employment offer letter is set forth below. The summary is qualified in all respects by reference to Mr. Pilette’s employment offer letter, which is attached as Exhibit 10.02 hereto and is incorporated herein by reference. The employment offer letter has no specified term, and Mr. Pilette’s employment with the Company will be on an at-will basis. Mr. Pilette will be eligible to participate in Symantec’s employee and executive benefit programs, including the Company’s Executive Severance Plan and Executive Retention Plan.
Base Salary and Target Bonus. Pursuant to his employment offer letter, Mr. Pilette will receive an annual base salary of $650,000. He will also participate in the Company’s Executive Annual Incentive Plan and will have an annual bonus target of 100% of his annual base salary.
Equity Grants. The Company anticipates the Compensation and Leadership Development Committee of the Board will approve the grant of the following new-hire and long-term equity value awards for Mr. Pilette at the same time annual grants are approved for other executives: a $9 million new-hire award and a $5 million long-term incentive equity award for fiscal 2020. Each award will be comprised of 30% time-based restricted stock units (“RSUs”) and 70% performance-based restricted stock units (“PRUs”). In addition, contingent upon Mr. Pilette’s purchase of shares of the Company’s common stock on the public market with a fair market value of up to $10,000,000 within 30 days of his start date (or if later, no later than 10 days after the Company’s trading window opens) (the “Stock Purchase”), the Company will grant Mr. Pilette RSUs valued at 30% of the Stock Purchase, within 10 days of such purchase (the “Additional RSUs”). All RSUs, including the Additional RSUs, will have standard three-year vesting provisions and each of the compensation grants shall be subject to the terms and conditions applicable to grants made to all other executive officers of the Company for fiscal 2020; provided however, that if Mr. Pilette sells or otherwise disposes of any of the shares acquired in his Stock Purchase (other than upon a Change in Control as defined in the Executive Retention Plan) within three years of the grant of his Additional RSUs, Mr. Pilette will automatically forfeit all then-unvested shares subject to the Additional RSUs. The RSUs and PRUs shall be valued at the time the grants are formally approved and made by the Company’s Compensation and Leadership Development Committee.
There are no arrangements or understandings between Mr. Pilette and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Pilette and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing the foregoing leadership changes is filed as Exhibit 99.02 to this report.
Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Separation Agreement between Symantec Corporation and Gregory Clark dated May 7, 2019.
10.02	Offer Letter with Vincent Pilette dated April 26, 2019.
99.01	Press release issued by Symantec Corporation entitled “Symantec Reports Fourth Quarter and Fiscal Year 2019 Results,” May 9, 2019.
99.02	Press release issued by Symantec Corporation entitled “Symantec Announces Leadership Changes,” May 9, 2019.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: May 9, 2019	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary